Exhibit 10.10

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

FOUNDER SHARE SUBSCRIPTION AGREEMENT

This Founder Share Subscription Agreement (this “Agreement”) is entered into as of October [●], 2021 between NewHold Investment Corp. II, a Delaware corporation (the “Company”), NewHold Industrial Technology Holdings LLC II, a Delaware limited liability company (the “Sponsor”) and the funds and accounts listed in Schedule B attached hereto (“Purchaser”), and this Agreement may be executed by an investment manager on behalf of such funds and accounts. The rights and obligations of each Purchaser under this Agreement shall be several, and not joint, and any covenants, representations or warranties made under this Agreement, the same shall be deemed to be made severally and not jointly by each Purchaser hereunder.

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering of 17,500,000 units (the “Public Units”, and such offering, the “IPO”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants (as defined below) in an aggregate amount equal to 101% of the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Sponsor will purchase, in a private placement that will close simultaneously with the IPO Closing, warrants which are identical to the Warrants (the “Private Placement Warrants”), for a purchase price of $1.00 per Private Placement Warrant;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase a portion of the total number of shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”) to be issued prior to the IPO, as set forth on Schedule A hereto (“Founder Shares” or “Securities”), which Founder Shares are subject to forfeiture by the Purchaser solely to the extent provided for in Section 2 hereof. The Class A Common Stock and Class B Common Stock are collectively referred to herein as the “Common Stock”. For the avoidance of doubt, Securities shall not include Public Units, Public Warrants and Public Shares or any Class A Common Stock acquired in the IPO or secondary market or any transaction other than pursuant to this Agreement; and

WHEREAS, the Company and the Sponsor have entered into or intend to concurrently with this Agreement enter into agreements (collectively, the “Subscription Agreements”) in the form of this Agreement with certain affiliates of the Purchaser (together with the Purchaser, the “Subscribing Parties”) for the purchase of Founder Shares set forth therein.

WHEREAS, the Company, the Sponsor and the Subscribing Parties intend for the purchase of Founder Shares as set forth herein to be made pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Sale and Purchase.

(a) Securities.

(i) On the date hereof, (A) the Company shall issue to the Purchaser in book entry form, and provide to the Purchaser documentary evidence from the Company’s transfer agent of the recordation in the Purchaser’s name of, the number of Founder Shares set forth on Schedule A hereto, which Founder Shares shall be subject to forfeiture by the Purchaser solely to the extent provided in Section 2 hereof. The Purchaser shall pay the Initial Purchase Price by wire transfer of immediately available funds or other means approved by the Company, and (B) the Sponsor shall forfeit to the Company for cancellation, for no consideration, and have no further right, title or interest in, an equal number of Founder Shares. If the IPO Closing has not occurred by November 30, 2021, then the Company will promptly redeem the Purchaser’s Founder Shares issued pursuant to this Section 1(a)(ii) for a cash payment equal to the Initial Purchase Price paid by the Purchaser in respect of such Founder Shares, and this Agreement shall terminate and be of no further force or effect. The closing of the transactions under each Subscription Agreement shall be consummated simultaneously.

(ii) For the avoidance of doubt, the Founder Shares shall not be convertible into or exchangeable for, either at the election of the Purchaser or otherwise, Class A Common Stock at any time prior to the completion of a Business Combination.

(iii) The Company shall notify the Purchaser in writing of the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b) Delivery of Securities.

(ii) Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Legend Removal. Following the expiration of the transfer restrictions set forth in Section 5(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Purchaser’s written request, the Company will use best efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii), subject to compliance by the Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(d) Registration Rights. On the Effective Date, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Subscribing Parties and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to the Securities that are no less favorable to the Purchaser than the registration rights of the Sponsor or any other Subscribing Party set forth therein.

2. Potential Forfeiture.

(a) In the event that the Purchaser submits an indication of interest of less than the number of Public Units of the Company listed on Schedule A hereto (which does not include additional amounts in the event of the exercise of any over-allotment option) (the “Minimum Purchaser IPO Order Amount”) (provided that the aggregate of all Purchasers’ Minimum Purchaser IPO Order Amount shall not be greater than, without regard for any Public Units sold as part of the exercise of an over-allotment option, the lesser of (i) Units with an aggregate public offering price equal to the number of shares in the Minimum Purchaser IPO Order Amount for all Purchasers multiplied by $10.00, and (ii) Minimum Purchaser IPO Order Amount for all Purchasers), or fails to pay for the Public Units allocated to Purchaser (provided that such allocation shall not exceed the Minimum Purchaser IPO Order Amount for all Purchasers), the Purchaser acknowledges and agrees that it (or, if applicable, it and any transferees of Securities) shall forfeit back to the Sponsor any and all rights to the Founder Shares. However, should the Purchaser be allocated less than the Minimum Purchaser IPO Order Amount not including the exercise of any over-allotment option, or should the underwriters fail to exercise the over-allotment option, the allocation of Founder Shares shall not be reduced. Furthermore, the Purchaser may, in its sole discretion purchase more than the Minimum Purchaser IPO Order Amount but shall in no event be obligated to do so without first having the opportunity to purchase additional Founder Shares in an amount proportional to any increase in the Purchaser’s order at the same price per Founder Share as detailed on Schedule A attached hereto. Notwithstanding anything else herein to the contrary and for the avoidance of doubt, the Minimum IPO Purchase Order Amount for all Purchasers shall not exceed the “Percent of Offering” (as specified on Schedule A attached hereto) of the Public Units being offered in the IPO, without regard for the exercise of any over-allotment option, and to the extent of any such excess, the Minimum IPO Purchase Order Amount under this Agreement shall be deemed to be reduced to such Percent of Offering amount.

(b) The parties hereto hereby agree that the number of Founder Shares allocated to Purchaser shall not be subject to forfeitures, surrenders, transfers, disposals, exchanges, claw-backs, concessions or earn-outs for any reason, including as part of negotiating a Business Combination.

(c) The parties hereto acknowledge that in the event the Purchaser or its affiliates do not submit the Minimum Purchaser IPO Order, the Sponsor and the Company’s only remedy with respect thereto shall be the forfeiture of the Purchaser’s Founder Shares.

3. Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power.  The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization.  The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities.  The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation, other than as may be specified in the Registration Rights Agreement, and may not be able to satisfy. The Purchaser acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

(h) No Public Market.  The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk.  The Purchaser understands that the purchase of the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Qualification.  The Purchaser is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

(k) No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, or agents, has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) [Reserved].

(m) Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) with respect to the transactions contemplated hereby.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Purchaser as follows:

(a) Organization and Corporate Power.  The Company is incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof:

(i) 45,000,000 shares of Class A Common Stock, none of which are issued and outstanding;

(ii)  6,000,000 shares of Class B Common Stock, 5,031,250 of which are issued and outstanding and held by the Sponsor. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding.

(c) Authorization.  All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Securities, has been taken on or prior to the date hereof. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of Securities.

(i) The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued fully paid and non-assessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(f) below, the Securities will be issued in compliance with all applicable federal and state securities laws, rules and regulations. Contemporaneously with the issuance of the Securities, the Company shall have received from the Sponsor for forfeiture and cancellation, for no consideration, a number of Founder Shares equal to the number of Securities being sold hereunder.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) IPO.

(i) The Company has provided to the Purchaser, and will at all times prior to the consummation of the IPO promptly provide to the Purchaser, copies of all correspondence sent by the Company to, or received by the Company from, the SEC.

(ii) The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(f) Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(g) Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(i) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(l) No General Solicitation.  Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m) Non-Public Information. The Purchaser shall not receive any material, non-public information regarding the Company or any of its officers, directors, or employees or agents, or in connection with the transactions contemplated in this Agreement without such Purchaser’s prior express written consent.

(n) Material Change. There has been no material change in structure, terms and conditions in the capital structure of the Company from that set forth in the Registration Statement.

(o) No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Additional Agreements and Acknowledgements of the Purchaser.

(a) Transfer Restrictions.  The Purchaser agrees solely with the Company that it shall not Transfer (as defined below) any Founder Shares until the earlier of (A) one year after the closing of the Business Combination (the “Business Combination Closing”) or (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property (such period, the “Lock-up Period”). Notwithstanding the foregoing, if subsequent to a Business Combination, the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 5(a). Any extension of the Lock-up Period beyond what is detailed herein shall not apply to the Purchaser’s Founder Shares; provided, however, Purchaser’s Founder Shares shall not be subject to any longer or more restrictive lock-up provisions than any other Class B Common Stock. Notwithstanding the first sentence hereinabove, Transfers of the Securities are permitted (i) to any other person or entity that holds Common Stock prior to the consummation of the IPO; (ii) to the Company’s officers, directors or employees, any affiliate or family member thereof, or to any affiliate or member of the Sponsor ; (iii) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such individual or to a charitable trust; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by pledges to secure obligations incurred in connection with purchases of the Company’s securities; (viii) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable Securities were originally purchased; (ix) in the event of the Company’s liquidation, bankruptcy or dissolution prior to the completion of a Business Combination; (x) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons; (xi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (x) above; and (xii) pursuant to the provisions of Section 2 of this Agreement (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (viii) , (x) and (xi) (except with respect to clause (ix)), these permitted transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the forfeiture provisions of Section 2 and these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that this Section 5(a) shall not prohibit the Purchaser from effecting any Transfer of any securities, including a Short Sale, with securities that do not constitute “Securities” under this Agreement (including the Public Units, Public Shares and Public Warrants). As used in this Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company in respect of the Securities as a result of any liquidation of the Company, provided that the foregoing shall not apply with respect to any other securities of the Company held by it, including distribution, redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account in respect of the Securities, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future in respect of the Securities, provided that the foregoing shall not apply with respect to any other securities of the Company held by it, including distribution, redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for distribution, redemption and liquidation rights, if any, the Purchaser may have in respect of any other securities of the Company held by it, including any Public Shares held by it.

(c) [intentionally omitted]

(d) Use of Purchaser’s Name. The Company and the Sponsor shall not (and shall cause their affiliates officers, directors, employees and agents including, without limitation, the Placement Agents, not to) publicly disclose the name of the Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any affiliate or investment adviser of the Purchaser without the prior written consent (including by e-mail) of the Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under regulations of any national securities exchange on which the Company’s securities are listed for trading or (C) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communications previously approved in accordance with this Section, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under subclauses (A)-(C) and shall reasonably consult with the Purchaser regarding such disclosure and consider, in good faith, any comments provided by the Purchaser.

(e) Stock Exchange Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Common Stock and Warrants on The Nasdaq Capital Market (or another national securities exchange) until the third anniversary of the Business Combination Closing.

6. General Provisions.

(a) Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: NewHold Investment Corp. II, 12141 Wickchester Lane, Suite 325, Houston, TX 77029, Attention: Charlie Baynes-Reid, Email: cbaynesreid@newholdllc.com, with a copy to Loeb & Loeb LLP, 345 Park Ave, New York, New York 10154, Attention: Giovanni Caruso, Email: gcaruso@loeb.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(a).

(b) No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement.  This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments.  Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law.  This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles to the extent such principles would require or permit the application of the laws of another jurisdiction.

(j) Jurisdiction.  The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Equal Treatment. In connection with the IPO, the Company has entered into and may enter into other subscription agreements in respect of the purchase of Founder Shares and participating in the IPO substantially similar to this Agreement (each an “Other Subscription Agreement”) with other subscribers (each an “Other Subscriber”). Except as previously disclosed to the Purchaser and described in the Registration Statement relating to certain Other Subscribers that are also purchasing Private Placement Warrants, the Company has not entered and will not enter into any subscription agreement, side letter or other agreement with any Other Subscriber relating to such Other Subscriber’s direct or indirect investment in the Company on terms and conditions (economic or otherwise) that are more advantageous to such Other Subscriber than the Purchaser. The Other Subscription Agreements will not been amended in any material respect following the date of this Agreement, except to the extent that this Subscription Agreement is also amended.

(n) Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o) Expenses.  Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(p) Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q) Waiver.  No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r) Specific Performance.  Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(s) Termination. This Agreement may be terminated at any time after November 30, 2021 upon the election by either the Sponsor or the Purchaser solely as to itself upon written notice to the other parties if the closing of the IPO does not occur prior to such date. In addition, the Purchaser may elect to terminate this Agreement prior to the IPO in the event that it determines, in its reasonable judgment, that public disclosure of the name of the Purchaser or any affiliate or investment adviser of the Purchaser may be required by the SEC or other applicable regulatory body or authority.

(t) Confidentiality.  Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 5(d) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.  Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

NEWHOLD INVESTMENT CORP. II

/s/Kevin Charlton
Name:	Kevin Charlton
Title:	Chief Executive Officer

SPONSOR:

NEWHOLD INDUSTRIAL TECHNOLOGY HOLDINGS LLC II

By:	/s/Kevin Charlton
Name:	Kevin Charlton
Title:	Member

PURCHASER:

The Accounts Listed in Schedule B attach hereto acting by and through UBS O’Connor LLC, their investment manager/general partner/manager

/s/ UBS O’Connor LLC

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Magnetar Financial LLC, their investment manager/general partner/manager

/s/ Magnetar Financial LLC

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Kepos Capital LP, their investment manager/general partner/manager

/s/ Kepos Capital LP

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Meteora Capital Partners, L.P., their investment manager/general partner/manager

/s/ Meteora Capital Partners, L.P.

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Polar Asset Management Partners Inc., their investment manager/general partner/manager

/s/ Polar Asset Management Partners Inc.

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Sandia Investment Management L.P., their investment manager/general partner/manager

/s/ Sandia Investment Management L.P.

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Radcliffe Capital Management, L.P., their investment manager/general partner/manager

/s/ Radcliffe Capital Management, L.P.

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
RiverNorth Capital Management, LLC, their investment manager/general partner/manager

/s/ RiverNorth Capital Management, LLC

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Highbridge Capital Management, LLC, their investment manager/general partner/manager

/s/ Highbridge Capital Management, LLC

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Marshall Wace LLP, their investment manager/general partner/manager

/s/ Marshall Wace LLP

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Aristeia Capital, L.L.C., their investment manager/general partner/manager

/s/ Aristeia Capital, L.L.C.

Purchaser’s Address for Notices:

The Accounts Listed in Schedule B attach hereto
acting by and through
Periscope Capital Inc., their investment manager/general partner/manager

/s/ Periscope Capital Inc.

Purchaser’s Address for Notices:

Schedule A

	Number of Securities	Initial Purchase Price
Founder Shares	[87,500][43,309]	[$434.78] [$215.20]

	Number of Securities	Percent of Offering
Minimum Purchaser IPO Order Amount	[1,732,500][857,500]	[9.9%][4.9%]

Schedule B